UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

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Ceatech USA, Inc.

(Name of Issuer as Specified In Its Charter)

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Ceatech USA, Inc.

1000 Bishop Street, Suite 303

Honolulu, Hawaii 96813

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 30, 2002

You are cordially invited to attend the 2002 annual meeting of shareholders of Ceatech USA, Inc. (the "Company") which will be held at the Waialae Country Club located at 4997 Kahala Avenue, Honolulu, Hawaii on Monday, September 30, 2002 at 2:30 p.m., local time, for the following purposes:

1. To elect five directors to the Board of Directors to serve for the ensuing year and until their successors are elected; and

2. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 20, 2002 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

Representation in person or by proxy of a least one third of the votes entitled to be cast by holders of the Company's Common Stock on a matter will constitute a quorum for the meeting. All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person, even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

Ronald W. K. Yee

Corporate Secretary

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE 2002 ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

Ceatech USA, Inc.

1000 Bishop Street, Suite 303

Honolulu, Hawaii 96813

Proxy Statement for

2002 Annual Meeting of Shareholders

The enclosed Proxy is solicited on behalf of Ceatech USA, Inc., (the "Company") for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, September 30, 2002, at 2:30 p.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Annual Meeting will be held at Waialae Country Club located at 4997 Kahala Avenue, Honolulu, Hawaii 96816. The Company's principal executive office is located at 1000 Bishop Street, Suite 303, Honolulu, Hawaii 96813. The Company's telephone number is (808) 550-4977.

These proxy solicitation materials were mailed on or about September 9, 2002, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company's Report on Form 10-KSB for its fiscal year ended January 31, 2002 accompanies this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Shareholders of record at the close of business on August 20, 2002 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 7,426,272 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Annual Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting for the election of directors is entitled to one vote for each share of Common Stock held for each of the five directors to be elected. Holders of Common Stock do not have the right to cumulate their votes in the election of directors. On all other matters, each share of Common Stock is likewise entitled to one vote on each proposal or item that comes before the meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the Company's Corporate Secretary, who will serve as the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Colorado law for approval of proposals presented to shareholders. The Company's Articles of Incorporation provide that a quorum consists of one third of the shares of each voting group entitled to vote and present or represented by proxy at the meeting.

Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of all of the Company's director nominees named herein, and as the proxy holders deem advisable on other matters that may properly come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter.

The Inspector will treat express abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat express abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Colorado concerning voting of shares and determination of a quorum.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers, and employees, without additional compensation, also may solicit proxies personally or by telephone, letter or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

The Company anticipates that the 2003 Annual Meeting of Stockholders will be held in September 2003. Therefore, proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2003 Annual Meeting of Stockholders must be received by the Company no later than April 30, 2003 (approximately 120 days before the meeting), in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Annual Meeting was August 20, 2002. As of the Record Date, the Company had a total of 7,426,272 shares of Common Stock issued and outstanding.

The following table sets forth information, as of August 20, 2002, with respect to the beneficial ownership of the Company's common stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director; (iii) named executive officers; and (iv) all current named executive officers and directors as a group:

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Beneficial Ownership	Class (a)

Shinichiro Watari (1)(2)(3)	3,831,305	26.05%
9010 Miramar Road
San Diego, CA 92126

John Chen (1)(3)	2,849,125	19.37%
1000 Bishop St., Suite 303
Honolulu, HI 96813

Unity House, Inc. (3)	2,555,437	17.37%
444 Hobron Lane
Honolulu, HI 96815

Anthony Rutledge (1)	-	-
444 Hobron Lane
Honolulu, HI 96815

Gordon J. Mau (1)(3)	1,162,209	7.90%
1000 Bishop St., Suite 303
Honolulu, HI 96813

Ronald W. K. Yee (3)	1,030,104	7.00%
1000 Bishop St., Suite 303
Honolulu, HI 96813

Ernest K. Dias (1)	300,000	2.04%
540 Lagoon Dr., Suite 3 & 4
Honolulu, HI 96819

Edward T. Foley (1)	--	--
1000 Bishop St., Suite 303
Honolulu, HI 96813

Directors and named
executive officers as a
group (six persons)	8,142,639	55.35%

1) The person listed is an officer, a director, or both, of the Company.

2) The Company has issued two 7.75% convertible subordinated debentures totaling $1,000,000 to Hibiscus Investments, Inc., the beneficial ownership and control of which is attributable to Mr. Watari. Each such debenture entitles the holder to convert the principle amount thereof, together with accrued but unpaid interest thereon, into fully paid shares of the Company's Common Stock. The shares acquired by conversion as aforesaid would be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, and accordingly, may not be sold or transferred by the holders thereof in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that a proposed transfer does not violate applicable securities laws. As of July 31, 2002, the number of shares which may be acquired by Mr. Watari through conversion of these debentures is 1,135,466.

3) The table includes a total of 6,148,392 shares of the Company's common stock, which may be acquired by certain listed beneficial owners upon conversion of the principal amount of Dual Rate Convertible Debentures issued to them by the Company which are eligible to be converted as of the Record Date, together with accrued but unpaid interest thereon. Common stock acquired by conversion as aforesaid would be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, and accordingly, may not be sold or transferred by the holders thereof in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that a proposed transfer does not violate applicable securities laws. As of July 31, 2002, the number of shares of common stock which may be acquired by each of the noted beneficial owners through conversion of the Dual Rate Convertible Debentures as aforesaid is as follows: (i) Mr. Watari - 1,415,839; (ii) Mr. Chen - 1,672,420; (iii) Unity House, Inc. - 1,955,437; (iv) Mr. Mau - 496,656; (v) Mr. Yee - 608,040.

EXECUTIVE COMPENSATION

During the fiscal year ended January 31, 2002, the following named executive officers received compensation in excess of $100,000 for services rendered to the Company:

Name and	Year Ended	Annual Compensation
Principal Position	January 31, 2002	Salary	Bonus
Ernest K. Dias	2002	$100,000	$10,000
President, Chief Operating Officer	2001	100,000	--
Edward T. Foley	2002	112,500	30,000
Executive Vice President, Chief Financial Officer	2001	75,000	--

In September 2000, the Company's shareholders approved the Stock Compensation Program ("Program"). A total of 1,000,000 shares of the Company's common stock has been reserved for the Program. As of January 31, 2002 no options have been granted, and no restricted shares have been issued under the Program nor has any officer or director received any other form of noncash compensation.

The Company had no employment contracts with any of its officers or directors during the fiscal year ended January 31, 2002. In addition, the Company's directors do not receive any cash compensation for service on the Board of Directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. The Company is in the process of notifying the directors, executive officers and the holders of 10% of the Company's Common Stock that these reports of ownership or changes in ownership should be filed if they have not already been filed. The Company has not received any reports required to be filed under Section 16(a) during or with respect to the year ended January 31, 2002.

AUDIT COMMITTEE CHARTER

The audit committee of the Board of Directors acts under the following written charter:

Audit Committee Charter

Purpose

To assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control over financial reporting, the audit process, and the company's process for monitoring compliance with laws and regulations and the code of conduct.

Authority

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

  Retain outside counsel, accountants or others to advise the committee or assist in the conduct of an investigation
  Seek any information it requires from employees--all of whom are directed to cooperate with the committee's requests--or external parties
  Meet with company officers, external auditors or outside counsel, as necessary

Composition

The audit committee will consist of at least two and no more than five members of the board of directors. The board will appoint committee members and the committee chair. Each committee member will be independent, as defined by applicable regulation and the board of directors.

Meetings

The committee will meet at least two times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided to members, along with appropriate briefing materials. Minutes will be prepared.

Responsibilities

The committee will carry out the following responsibilities:

Financial Statements

  Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas.
  Review with management and the external auditors the results of the audit, including any difficulties encountered.
  Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.
  Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.
  Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing standards.
  Review interim financial reports with management and the external auditors, before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control

  Consider the effectiveness of the company's internal control over annual and interim financial reporting, including information technology security and control.
  Understand the scope of external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

External Audit

  Review the external auditors' proposed audit scope and approach.
  Review the performance of the external auditors, and recommend the appointment or discharge of the auditors to the board of directors.
  At its discretion, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.
  Review the findings of any examinations by regulatory agencies, and any auditor observations.
  Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.
  Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

  Regularly report to the board of directors about committee activities, issues and related recommendations.
  Provide an open avenue of communication between the external auditors and the board of directors.
  Report annually to the shareholders, describing the committee's composition, responsibilities and how they were discharged, and any other information required by rule.
  Review any other reports the company issues that relate to committee responsibilities.

Other Responsibilities

  Perform other activities related to this charter as requested by the board of directors.
  Institute and oversee special investigations as needed.
  Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes.
  Confirm annually that all responsibilities outlined in this charter have been carried out.

AUDIT COMMITTEE REPORT

The audit committee of the Board of Directors is composed of two independent directors, as defined by the National Association of the Securities Dealers.

The audit committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2002 with management and PricewaterhouseCoopers, the Company's independent public accountants for that year. The audit committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The audit committee also received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company. Additionally, the audit committee has considered whether PricewaterhouseCoopers' non-audit services to the Company are compatible with PricewaterhouseCoopers' independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the January 31, 2002 audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2002, filed with the Securities and Exchange Commission on May 10, 2002.

Submitted by the Audit Committee of the Board:

Mr. Gordon J. Mau; and

Mr. Anthony Rutledge

AUDIT AND NON-AUDIT FEES

Audit Fees

For the year ended January 31, 2002, PricewaterhouseCoopers has billed the Company approximately $78,200 and Sprayberry, Barnes, Marietta & Luttrell has billed the Company approximately $19,300 for professional services rendered for the audit of the Company's consolidated financial statements for such period and for the review of the consolidated financial statements included in the Quarterly Reports on Form 10-QSB during such period.

Financial Information Systems Design and Implementation Fees

Neither PricewaterhouseCoopers nor Sprayberry, Barnes, Marietta & Luttrell rendered professional services relating to financial information systems design and implementation for the fiscal year ended January 31, 2002.

All Other Fees

For the year ended January 31, 2002, PricewaterhouseCoopers has billed the Company approximately $1,900 for tax and other non-audit services and during the year ended January 31, 2002, Sprayberry, Barnes, Marietta & Luttrell has billed the company approximately $8,700 for tax and other non-audit services.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors is reviewing the selection of independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending January 31, 2003. In view of the uncertainty regarding the viability of the Company, a final selection has not been made at this time and the Board of Directors is not requesting that the stockholders ratify the selection of the Company's auditors for the year ending January 31, 2003. PricewaterhouseCoopers, audited the financial statements for the year ended January 31, 2002 and a representative of that firm is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

On August 7, 2001, the Company dismissed Sprayberry, Barnes, Marietta & Luttrell and selected PricewaterhouseCoopers as its independent accountants to audit the financial statements of the Company for the fiscal year ended January 31, 2002. The Company's Board of Directors participated in and approved the decision to change independent accountants. The reports of Sprayberry, Barnes, Marietta & Luttrell for the past two fiscal years contained a going concern qualification, but did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to any other uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through August 7, 2001 there have been no disagreements with Sprayberry, Barnes, Marietta & Luttrell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sprayberry, Barnes, Marietta & Luttrell, would have caused them to make reference thereto in their report on the financial statements for such years.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since
John Chen	43	President, Plum Creek Villages	1998
Ernest K. Dias	63	President, Chief Operating Officer and Director	1997
Gordon J. Mau	55	Chairman, Board of Directors	1998
Anthony Rutledge	56	President, Unity House, Inc.	2000
Shinichiro Watari	55	Chairman, Hibiscus Investments, Inc.	2000

Mr. Chen has been a member of the Board of Directors since 1998. Mr. Chen serves as President and Owner of Plum Creek Golf & Country Club and Plum Creek Villages, a 500 acre residential community surrounding the golf course in Castle Rock, Colorado, where he is also a member of various local economic development organizations. Mr. Chen also serves as President and Owner of Carlton Oaks Golf & Country Club located in Santee, California.

Mr. Dias has been President, Chief Operating Officer and a Director of the Company since 1997. From 1988 to 1997, he was Manager of Facilities Development and Construction for The Oceanic Institute in Honolulu, Hawaii. Mr. Dias holds a Bachelor of Science degree in Engineering from San Jose State University.

Mr. Mau has been Chairman of the Board of Directors since October 1999 and a member of the Board since 1998. Mr. Mau is a practicing attorney in Hawaii specializing in real estate and serves as an officer and/or director of various organizations including Hawaii National Bank, Overseas Investors, Inc., Henry H. Wong Foundation and the Waialae Country Club, among others. Mr. Mau is a graduate of Lafayette College (B.A. Economics) and New York Law School (J.D.).

Mr. Rutledge is President and Chief Executive Officer of Unity House, Inc. Mr. Rutledge has over 30 years experience in labor union management, real estate investments and trust fund administration. In addition, Mr. Rutledge served as the Financial Secretary-Treasurer of the Hotel Employees and Restaurant Employees Union in Hawaii from 1986 to 2000. Mr. Rutledge also serves as a member of the Board of various Hawaii based organizations. Mr. Rutledge was elected to the Board at the 2000 Annual Meeting in September 2000.

Mr. Watari is Chairman of Hibiscus Investments, Inc., a major shareholder and investor in the Company. Mr. Watari is also President and Chief Executive Officer of Cornes & Co., Ltd. (Japan and Hong Kong), Chairman of Quicksilver Connections, Ltd. (Australia) and Chairman of Pacific World (Holdings) Ltd. (Hong Kong). Mr. Watari holds both a Bachelor of Arts and Master of Architecture degrees from Washington University in St. Louis, Missouri. He also attended the Program for Management Development at Harvard Business School and the Executive Training Program at Chase Manhattan Bank, New York. Mr. Watari was elected to the Board at the 2000 Annual Meeting in September 2000.

Board Meetings and Committees

The Board of Directors of the Company held four formal meetings during the fiscal year ended January 31, 2002. All incumbent directors attended at least 75% of the Board meetings held during their respective tenures, either in person or telephonically.

The Board of Directors has both an audit committee and a compensation committee. At the fiscal year end January 31, 2002, the audit committee was comprised of Messrs. Mau and Rutledge, and the compensation committee was comprised of Messrs. Chen, Mau, Rutledge and Watari. The audit committees had one formal meeting during the last fiscal year and the compensation committee did not have any formal meetings during the last fiscal year.

Compensation of Directors

The Company's directors do not receive compensation for service on the Board of Directors or their attendance at Board meetings, but they may be reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. During the fiscal year ended January 31, 2002, no director held or was issued any stock options, or received any other form of noncash compensation.

Vote required; Recommendation of the Board of Directors

With respect to the election of directors, the five candidates receiving the highest number of "for" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Company may recommend.

THE BOARD OF DIRECTORS

Honolulu, Hawaii

September 9, 2002